Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT

SIXTH AMENDMENT dated as of September 13, 2019 (this “Amendment”), to the AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT dated as of June 27, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and, as amended and otherwise modified by this Amendment, the “Amended Credit Agreement”), among US FOODS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, each lender from time to time party thereto, and CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent (the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Credit Agreement. As used herein, “Commitment Letter” means that certain Amended and Restated Commitment Letter, dated August 16, 2018, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Bank of Montreal, BMO Capital Markets Corp., Goldman Sachs Lending Partners LLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Natixis, New York Branch, Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC, Fifth Third Bank, SunTrust Robinson Humphrey, Inc., SunTrust Bank, KKR Capital Markets LLC and US Foods, Inc.

A.    Pursuant to that certain Stock Purchase Agreement, dated as of July 28, 2018, among Services Group of America, Inc., Food Services of America, Inc., Systems Services of America, Inc., Amerifresh, Inc., Ameristar Meats, Inc., Gampac Express, Inc., the Borrower and US Foods Holding Corp. (the “Sixth Amendment Acquisition Agreement”), the Borrower will acquire the equity of certain entities set forth in the Sixth Amendment Acquisition Agreement (the “Sixth Amendment Acquisition”).

B.    The Borrower has requested to obtain a new term loan credit facility as set forth in this Amendment (the “Incremental B-2019 Term Facility”) on the terms, and subject to the conditions, set forth herein and in the Credit Agreement. The Borrower has appointed JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Goldman Sachs Lending Partners LLC, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Natixis, New York Branch, Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC, Fifth Third Bank, SunTrust Robinson Humphrey, Inc. and KKR Capital Markets LLC as joint lead arrangers and joint bookrunners for the Incremental B-2019 Term Facility (collectively, the “Incremental Arrangers”).

C.    The Borrower has requested, and the other parties party hereto are willing, to amend certain provisions of the Credit Agreement in order to establish the Incremental B-2019 Term Facility.

D.    Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree to this Amendment.

SECTION 1.  Incremental B-2019 Term Facility.

(i)    Effective as of the Sixth Amendment Effective Date (as defined below), each Person listed on Schedule 1 hereto under the heading “Incremental B-2019 Term Lender” (each an “Incremental B-2019 Term Lender”)  hereby agrees, on the terms, and subject to the conditions, set forth herein and in the Amended Credit Agreement, to make loans denominated in Dollars to the Borrower on the Sixth Amendment Effective Date by wire transfer of immediately available funds by 10:00a.m., New York City time, to the account specified therefor by the Administrative Agent in the form of a new Tranche of Incremental Term Loans designated as the “Incremental B-2019 Term Loans” in an aggregate principal amount not to exceed the amount set forth on Schedule 1 hereto under the heading “Incremental B-2019 Term Loans” opposite the name of such Incremental B-2019 Term Lender (such loans, the “Incremental B-2019 Term Loans” and, the commitments of each Incremental B-2019 Term Lender with respect thereto, the “Incremental B-2019 Term Commitments”). The Incremental B-2019 Term Loans shall be funded at 99.50% of the principal amount thereof, and notwithstanding said discount all calculations hereunder and under the Amended Credit Agreement with respect to the Incremental B-2019 Term Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof. The Administrative Agent will make such Incremental B-2019 Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable borrowing notice. The Incremental B-2019 Term Loans are provided in accordance with, and shall be governed by and subject to all of the terms and conditions set forth in, the Amended Credit Agreement (including, without limitation, Section 2.5 thereof).  Amounts repaid or prepaid with respect to the Incremental B-2019 Term Loans may not be re-borrowed. The Incremental B-2019 Term Commitments of the Incremental B-2019 Term Lenders shall be automatically and permanently reduced to $0 upon the making of the Incremental B-2019 Term Loans on the Sixth Amendment Effective Date.

(ii)    The Incremental B-2019 Term Loans shall constitute a new Tranche of Term Loans for all purposes of the Amended Credit Agreement.

(iii)    It is further acknowledged and agreed that (i) the Incremental B-2019 Term Facility shall constitute a “Term Loan Facility”, a “Credit Facility” and a “Facility”, (ii) the Incremental B-2019 Term Commitments shall constitute an “Incremental Term Loan Commitment”, an “Incremental Commitment”, a “Term Loan Commitment” and a “Commitment”, (iii) the Incremental B-2019 Term Loans shall constitute “Incremental Term Loans”, “Term Loans” and “Loans” and (iv) the Incremental B-2019 Term Lenders shall constitute “Term Loan Lenders” and “Lenders”, in each case, for all purposes of the Amended Credit Agreement and the other applicable Loan Documents.

(iv)    The initial Interest Period with respect to the Incremental B-2019 Term Loans shall be the Interest Period set forth in the borrowing notice in respect thereof delivered by the Borrower to the Administrative Agent prior to the Sixth Amendment Effective Date.

(v)    Each Incremental B-2019 Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender under the Amended Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Incremental Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement and the other Loan Documents, (iii) acknowledges and agrees that no fiduciary or advisory relationship between the Administrative Agent and/or the Incremental Arrangers, on the one hand, and such Incremental B-2019 Term Lender, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Amendment, (iv) acknowledges and agrees that such Incremental B-2019 Term Lender is capable of evaluating and understanding, and it understands and accepts, the terms, risks and conditions of the transactions contemplated by this Amendment, (v) acknowledges and agrees that the Administrative Agent, the Incremental Arrangers or any of their respective Affiliates may have received fees or other compensation from the Borrower or any of its Affiliates in connection with this Amendment which may or may not be publicly disclosed and such fees or compensation do not affect such Incremental B-2019 Term Lender’s independent credit decision to enter into the transactions contemplated by this Amendment, (vi) acknowledges and agrees that notwithstanding that no fiduciary or similar relationship exists between the Administrative Agent and/or the Incremental Arrangers, on the one hand, and such Incremental B-2019 Term Lender, on the other hand, such Incremental B-2019 Term Lender hereby waives, to the fullest extent permitted by law, any claims it may have against the Administrative Agent, the Incremental Arrangers or their respective Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Administrative Agent, the Incremental Arrangers and their respective Affiliates shall have no liability (whether direct or indirect) to such Incremental B-2019 Term Lender in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of such Incremental B-2019 Term Lender, including such Incremental B-2019 Term Lender’s stockholders, employees or creditors, (vii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (viii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement and the other Loan Documents are required to be performed by it as a Lender or a Term Lender, as the case may be.

SECTION 2.  Amendments to Credit Agreement. Effective as of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Incremental B-2019 Term Commitment”: as to any Lender, its obligation to make Incremental B-2019 Term Loans to the Borrower pursuant to subsection 2.1(b) and the Sixth Amendment in an aggregate principal amount not to exceed the amount set forth therein for such Lender, as such amount may be adjusted from time to time in accordance with the Sixth Amendment. The original aggregate principal amount of the Incremental B-2019 Term Commitments on the Sixth Amendment Effective Date is $1,500,000,000.

“Incremental B-2019 Term Loan”: any Term Loan made pursuant to subsection 2.1(b) and the Sixth Amendment; and collectively, the “Incremental B-2019 Term Loans”.

“Incremental B-2019 Term Lender”: a Lender holding an Incremental B-2019 Term Commitment or any Incremental B-2019 Term Loans.

“Incremental B-2019 Term Loan Maturity Date”: September 13, 2026.

“Sixth Amendment”: the Sixth Amendment, dated as of the Sixth Amendment Effective Date, among  the Administrative Agent, the Borrower and each Incremental B-2019 Term Lender.

“Sixth Amendment Acquisition”: as defined in the Sixth Amendment.

“Sixth Amendment Acquisition Agreement”: as defined in the Sixth Amendment.

“Sixth Amendment Effective Date”: September 13, 2019.

“Sixth Amendment Refinancing”: as defined in the definition of “Sixth Amendment Transactions.”

“Sixth Amendment Transactions”: the Sixth Amendment Acquisition, together with each of the following transactions consummated or to be consummated in connection therewith: (a) the Borrower obtaining the Incremental B-2019 Term Loans; (b) if applicable, the other transactions described in the Sixth Amendment Acquisition Agreement; (c) the repayment (or the giving of notice for the repayment thereof) of certain Indebtedness of the entities acquired directly or indirectly by the Borrower in the Sixth Amendment Acquisition as provided in Section 2.04(d) of the Sixth Amendment Acquisition Agreement (the “Sixth Amendment Refinancing”); and (d) the payment of fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Sixth Amendment Transactions Costs”).

“Sixth Amendment Transaction Costs”: as defined in the definition of “Sixth Amendment Transactions.”

(ii)    The definition of “Adjusted LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended by replacing the word “Eurodollar” with the word “Eurocurrency” in each instance where such term appears.

(iii)    The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by replacing subclause (D) thereof with the following:

“(D)(a) with respect to ABR Loans during the period from the Fifth Amendment Effective Date and thereafter, (x) in the case of Initial Term Loans, 1.00% per annum and (y) in the case of Incremental B-2019 Term Loans, 1.00% per annum and (b) with respect to Eurocurrency Loans during the period from the Fifth Amendment Effective Date and thereafter, (x) in the case of Initial Term Loans, 2.00% per annum and (y) in the case of Incremental B-2019 Term Loans, 2.00% per annum.”

(iv)    The definition of “Lead Arrangers” in Section 1.01 of the Credit Agreement is hereby amended by (a) replacing “and” with “,” immediately before “Wells Fargo Securities, LLC” and (b) adding “and, with respect to the Sixth Amendment, the Incremental Arrangers (as defined in the Sixth Amendment)” immediately after “Wells Fargo Securities, LLC” therein.

(v)    The definition of “Loan” in Section 1.01 of the Credit Agreement is hereby amended by adding “(including each Incremental B-2019 Term Loan)” immediately after “Incremental Loan” therein.

(vi)    The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by adding “(which, in the case of the Incremental B-2019 Term Loans, shall be the Incremental B-2019 Term Loan Maturity Date)” immediately after “Incremental Commitment Amendment” therein.

(vii)    The definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Repricing Transaction”: other than in connection with a Transformative Acquisition or a transaction involving a Change of Control, (a) with respect to the Initial Term Loans, the prepayment in full of the Initial Term Loans by the Borrower with the proceeds of secured term loans (including any new, amended or additional loans or Term Loans under this Agreement, whether as a result of an amendment to this Agreement or otherwise), that are broadly marketed or syndicated to banks and other institutional investors in financings similar to the Initial Term Loans and having an effective interest cost or weighted average yield (as determined prior to such prepayment by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement, structuring, syndication or commitment fees in connection therewith, and excluding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance, but including any Adjusted LIBOR Rate floor or similar floor that is higher than the then applicable Adjusted LIBOR Rate) that is less than the interest rate for or weighted average yield (as determined prior to such prepayment by the Administrative Agent on the same basis) of the Initial Term Loans, including as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Initial Term Loans and (b) with respect to the Incremental B-2019 Term Loans, the prepayment in full of the Incremental B-2019 Term Loans by the Borrower with the proceeds of secured term loans (including any new, amended or additional loans or Term Loans under this Agreement, whether as a result of an amendment to this Agreement or otherwise), that are broadly marketed or syndicated to banks and other institutional investors in financings similar to the Incremental B-2019 Term Loans and having an effective interest cost or weighted average yield (as determined prior to such prepayment by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement, structuring, syndication or commitment fees in connection therewith, and excluding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance, but including any Adjusted LIBOR Rate floor or similar floor that is higher than the then applicable Adjusted LIBOR Rate) that is less than the interest rate for or weighted average yield (as determined prior to such prepayment by the Administrative Agent on the same basis) of the Incremental B-2019 Term Loans, including as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Incremental B-2019 Term Loans.

(viii)    The definition of “Term Loan” in Section 1.01 of the Credit Agreement is hereby amended by adding “(including each Incremental B-2019 Term Loan)” immediately after “Incremental Term Loan” therein.

(ix)    The definition of “Term Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended by adding “(including each Incremental B-2019 Term Commitment)” immediately after “Incremental Commitments” therein.

(x)    The definition of “Tranche” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“As of the Sixth Amendment Effective Date there are two Tranches of Term Loans hereunder, namely (a) Initial Term Loans and (b) Incremental B-2019 Term Loans.”

(xi)    Section 2.1(a) of the Credit Agreement is hereby amended by (a) changing the heading thereof to “Initial Term Loans” and (b) adding “Initial” before “Term Loan Lender’s” in the fourth line thereof.

(xii)    Section 2.1 of the Credit Agreement is hereby amended by adding a new subsection (b) in between the existing subsections 2.1(a) and (b) that reads as follows (and by relettering the existing subsection 2.1(b) as subsection 2.1(c)):

“(b) Incremental B-2019 Term Loans. Subject to the terms and conditions hereof, each Incremental B-2019 Term Loan Lender severally agrees to make in a single draw on the Sixth Amendment Effective Date, one or more term loans in Dollars to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Incremental B-2019 Term Loan Lender’s name on Schedule A hereto under the heading “Incremental B-2019 Term Loan Commitments,” as such amount may be adjusted or reduced pursuant to the terms hereof.”

(xiii)    Section 2.2 of the Credit Agreement is hereby amended by adding a new subsection (c) that reads as follows:

“(c) Incremental B-2019 Term Loan Amortization. The aggregate Incremental B-2019 Term Loans of all the Incremental B-2019 Term Lenders shall be repaid by the Borrower in consecutive quarterly installments beginning on December 31, 2019 (subject to reduction as provided in subsection 3.4), on the dates set forth below and for each such date in the principal amount set forth below opposite such date (together with all accrued interest thereon) (or, if less, the aggregate amount of such Term Loans then outstanding):

Date	Principal Amount
Each March 31, June 30, September 30 and December 31 ending prior to the Incremental B-2019 Term Loan Maturity Date	0.25% of the aggregate initial principal amount of the Incremental B-2019 Term Loans on the Sixth Amendment Effective Date
Incremental B-2019 Term Loan Maturity Date	all unpaid aggregate principal amounts of any outstanding Incremental B-2019 Term Loans”

(xiv)    Section 2.5(d) is hereby amended by adding “or Incremental B-2019 Term Loans” after “Initial Term Loans” in each place it appears in subsection (i)(C)(II) of the proviso to the second sentence thereof.

(xv)    Section 2.5(e) is hereby amended by adding a new clause (z) at the end thereof (and by relettering the existing clauses (w), (x), (y) and (z) thereof as clauses (v), (w), (x) and (y), respectively):

“and (z) after giving effect to the Sixth Amendment Transactions, the Incremental B-2019 Term Commitments shall constitute Incremental B-2019 Term Commitments hereunder, Incremental Term Loan Commitments and Incremental Commitments hereunder and the Incremental B-2019 Term Loans shall constitute Incremental B-2019 Term Loans, Incremental Term Loans and Incremental Loans hereunder.”

(xvi)    Section 2.6(a) is hereby amended by replacing “Initial Term Loans” with “Term Loans” in the proviso to the fourth sentence thereof.

(xvii)    Section 2.6(c) is hereby amended by replacing “Initial Term Loan Maturity Date” with “applicable Maturity Date” in the first sentence thereof.

(xviii)    Section 3.4(a) is hereby amended by replacing the eighth, ninth and tenth sentences thereof with the following:

“If at any time after the Restatement Effective Date and on or prior to the six-month anniversary thereof, the Borrower pursuant to this subsection 3.4(a) makes an optional prepayment in full of the Initial Term Loans pursuant to a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender of Initial Term Loans, a prepayment premium of 1.00% of the aggregate principal amount of Initial Term Loans being prepaid. If at any time after the Fifth Amendment Effective Date and on or prior to the six-month anniversary thereof, the Borrower pursuant to this subsection 3.4(a) makes an optional prepayment in full of the Initial Term Loans pursuant to a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender of Initial Term Loans, a prepayment premium of 1.00% of the aggregate principal amount of Initial Term Loans being prepaid. If at any time after the Sixth Amendment Effective Date and on or prior to the six-month anniversary thereof, the Borrower pursuant to this subsection 3.4(a) makes an optional prepayment in full of the Incremental B-2019 Term Loans pursuant to a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender of Incremental B-2019 Term Loans, a prepayment premium of 1.00% of the aggregate principal amount of Incremental B-2019 Term Loans being prepaid.  If at any time after the Fifth Amendment Effective Date and on or prior to the six month anniversary thereof any Lender of Initial Term Loans is replaced pursuant to subsection 10.1(g) or 10.1(h) in connection with any amendment of this Agreement (including in connection with any refinancing transaction permitted under subsection 10.6(g) to replace the Initial Term Loans) that results in a Repricing Transaction, such Lender (and not any Person who replaces such Lender pursuant to subsection 10.1(g) or 10.1(h)) shall receive a fee equal to 1.00% of the principal amount of the Initial Term Loans of such Lender assigned to a replacement Lender pursuant to subsection 10.1(g) or 10.1(h). If at any time after the Sixth Amendment Effective Date and on or prior to the six month anniversary thereof any Lender of Incremental B-2019 Term Loans is replaced pursuant to subsection 10.1(g) or 10.1(h) in connection with any amendment of this Agreement (including in connection with any refinancing transaction permitted under subsection 10.6(g) to replace the Incremental B-2019 Term Loans) that results in a Repricing Transaction, such Lender (and not any Person who replaces such Lender pursuant to subsection 10.1(g) or 10.1(h)) shall receive a fee equal to 1.00% of the principal amount of the Incremental B-2019 Term Loans of such Lender assigned to a replacement Lender pursuant to subsection 10.1(g) or 10.1(h).”

(xix)    Section 3.11(b) is hereby amended by adding “or the Sixth Amendment Effective Date, as applicable,” after “the Restatement Effective Date” in the first and second sentences thereof.

(xx)    Section 4.15 is hereby amended and restated in its entirety to read as follows:

(xxi)    “4.15 Purpose of Term Loans. The proceeds of the (i) Initial Term Loans made on the Restatement Effective Date shall not be used by the Borrower for any purpose other than (a) to fund all or a portion of the Transactions and (b) for general corporate purposes, and (ii)

Incremental B-2019 Term Loans made on the Sixth Amendment Effective Date shall not be used by the Borrower for any purpose other than (a) to pay the purchase price in connection with the Sixth Amendment Acquisition, (b) to finance the Sixth Amendment Refinancing and (c) to pay the Sixth Amendment Transaction Costs.”

(xxii)    Section 10.1(d) is hereby amended by adding “and/or the Incremental B-2019 Term Loans” after “the Initial Term Loans” in each place it appears in the first sentence thereof.

(xxiii)    Section 10.6(c)(i) is hereby amended by replacing “Initial Term Loan Commitments and the Initial Term Loans” with “Term Loan Commitments and the Term Loans” in the first sentence thereof.

(xxiv)    Schedule A to the Credit Agreement shall be amended by including the following table at the end thereof:

Incremental B-2019 Term Commitments

Incremental B-2019 Term Lender	Incremental B-2019 Term Loan Commitments
JPMorgan Chase Bank, N.A.	$1,500,000,000
TOTAL	$1,500,000,000

SECTION 3. Representations and Warranties. The Borrower and (as to subsection 3(i) below) each other Loan Party hereby represents and warrants, on the date hereof that:

(i) this Amendment has been duly authorized, executed and delivered by the Borrower and each other Loan Party, and this Amendment constitutes a legal, valid and binding obligation of the Borrower and each other Loan Party, enforceable against the Borrower and each other Loan Party in accordance with its terms, except as such enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by such proceedings in equity or at law); and

(ii) the representations and warranties set forth in Section 4.2(a), Section 4.3(a), the first, third and fourth sentences of Section 4.4, Section 4.5 (solely as it relates to the constitutional documents of the Loan Parties), Section 4.10, the first sentence of Section 4.12, Section 4.13, clauses (i) and (iii) (in each case solely with respect to the use of the proceeds of the Incremental B-2019 Term Loans on the Sixth Amendment Closing Date) of the first sentence of Section 4.18, and the third sentence of Section 4.18 (collectively, the “Specified Representations”) are accurate in all material respects; provided that the reference in Section 4.2(a) to “the Restatement Effective Date, after giving effect to the consummation of the Transactions” shall be replaced with “the Sixth Amendment Effective Date, after giving effect to the consummation of the Sixth Amendment Transactions”.

SECTION 4.  Reference To And Effect Upon The Credit Agreement; Reaffirmation.

(i)    From and after the Sixth Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to such agreement in any other Loan Document, shall mean the Amended Credit Agreement, and (ii) this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

(ii)    Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms and agrees that (i) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; and (ii) its Guarantee of the Obligations (as defined in the Guarantee and Collateral Agreement dated as of May 11, 2011 (as amended as of June 7, 2013, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Guarantee and Collateral Agreement”), among U.S. Foodservice Inc., the guarantors and party thereto and Citicorp North America, Inc.), and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations (as defined in the Guarantee and Collateral Agreement), all as and to the extent provided in the Security Documents, shall continue in full force and effect in respect of, and to secure, the Obligations (as defined in the Guarantee and Collateral Agreement) (including, without limitation, in respect of the Incremental B-2019 Term Facility) and shall accrue to the benefit of the Secured Parties (including the holders of Incremental B-2019 Term Loans).

(iii)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or any other Secured Party under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.  This Amendment shall not extinguish the Obligations (as defined in the Guarantee and Collateral Agreement) for the payment of money outstanding under the Loan Documents or discharge or release the Liens granted in any Security Document or any security therefor or any guarantee thereof, and after giving effect to this Amendment, the Liens and security interests for the benefit of the Secured Parties securing payment of the Obligations (as defined in the Guarantee and Collateral Agreement) are in all respects continuing and in full force and effect with respect to all Obligations (as defined in the Guarantee and Collateral Agreement).  This Amendment shall not constitute a novation of the Obligations (as defined in the Guarantee and Collateral Agreement) or any of the Loan Documents.  Except as expressly set forth herein, nothing herein contained shall be construed as a substitution, or a payment and re-borrowing, or a termination, of the Obligations (as defined in the Guarantee and Collateral Agreement) outstanding under the Loan Documents or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.

SECTION 5.  Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any party hereto may execute and deliver a counterpart of this Amendment by delivering by facsimile or other electronic transmission a signature page of this Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose. This Amendment shall constitute the request of the Borrower and the Incremental Commitment Amendment contemplated by Section 2.5 of the Amended Credit Agreement.

SECTION 6.  Governing Law; Jurisdiction; Etc.  The provisions of Sections 10.12, 10.13 and 10.15 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

SECTION 7.  Effectiveness of this Amendment.  This Amendment shall become effective at the time and on the date (the “Sixth Amendment Effective Date”) upon which the following conditions precedent are satisfied:

(i)    the Administrative Agent shall have received a duly executed counterpart signature page of this Amendment from the Borrower, each of the other Loan Parties and each Incremental B-2019 Term Lender;

(ii)    the Administrative Agent shall have received the executed legal opinion of Cravath, Swaine & Moore LLP, special counsel to the Loan Parties, in a form reasonably acceptable to the Administrative Agent;

(iii)    the Administrative Agent shall have received a solvency certificate executed by a senior financial officer of the Borrower in substantially the form of Annex I to Exhibit C of the Commitment Letter;

(iv)    the Administrative Agent shall have received:

(a) a copy of the resolutions or equivalent action, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing, the execution, delivery and performance of this Agreement, certified by the secretary, an assistant secretary or other authorized representatives of such Loan Party as of the Sixth Amendment Effective Date, which certificate shall be in a form reasonably satisfactory to the Administrative Agent and shall state that the resolutions or other action thereby certified have not been amended, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect;

(b) a certificate of each Loan Party, dated as of the Sixth Amendment Effective Date, as to the incumbency and signature of the officers or other authorized signatories of such Loan Party executing this Amendment executed by a Responsible Officer or other authorized representative and the secretary, any assistant secretary or another authorized representative of such Loan Party;

(c) copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Sixth Amendment Effective Date as complete and correct copies thereof by the secretary, an assistant secretary or other authorized representative of such Loan Party; and

(d) a certificate executed by a senior financial officer of the Borrower, certifying compliance with the financial test set forth in clause (i) of the definition of “Maximum Incremental Facilities Amount” in the Credit Agreement;

(v)    a customary borrowing notice shall have been delivered to the Administrative Agent;

(vi)   each other condition precedent set forth in Annex I hereto shall have been satisfied (or waived by each party hereto that is not the Borrower).

The Incremental Arrangers shall promptly notify the Borrower and the Lenders of the Sixth Amendment Effective Date.

[Signature Pages follow]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

US FOODS, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

BAY-N-GULF, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

E & H DISTRIBUTING, LLC

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

FRESH UNLIMITED, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

GREAT NORTH IMPORTS, LLC

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

[Signature Page to the Sixth Amendment]

TRANS-PORTE, INC.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

US FOODS CULINARY EQUIPMENT & SUPPLIES, LLC

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

[Signature Page to the Sixth Amendment]

JPMORGAN CHASE BANK, N.A., as Incremental B-2019 Term Lender

By:	/s/ Helen D. Davis
	Name:	Helen D. Davis
	Title:	Authorized Officer

[Signature Page to the Sixth Amendment]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By:	/s/ David Tuder
	Name:	David Tuder
	Title:	Vice President

[Signature Page to the Sixth Amendment]

ANNEX I

CONDITIONS

1. Since the date of the Sixth Amendment Acquisition Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Sixth Amendment Acquisition Agreement).

2. The Sixth Amendment Acquisition shall have been consummated or, substantially simultaneously with the initial borrowing of Incremental B-2019 Term Loans shall be consummated, in all material respects in accordance with the terms of the Sixth Amendment Acquisition Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that (i) change the definition of “Material Adverse Effect” contained in the Sixth Amendment Acquisition Agreement or (ii) in the aggregate are material and adverse to the Lenders (as defined in the Commitment Letter) or the Incremental Arrangers without the prior consent of the Incremental Arrangers (which consent shall not be unreasonably withheld, delayed or conditioned).  For purposes of the foregoing condition, it is hereby understood and agreed that any change in the purchase price (or amendment to the Sixth Amendment Acquisition Agreement related thereto) in connection with the Sixth Amendment Acquisition shall not be deemed to be material and adverse to the interests of the Lenders (as defined in the Commitment Letter) and the Incremental Arrangers so long as either (A) such changes are made pursuant to the purchase price adjustment provisions expressly set forth in the Sixth Amendment Acquisition Agreement or (B) if otherwise, (x) any reduction of the purchase price is allocated to a reduction of the Incremental B-2019 Term Loans, and (y) any increase in purchase price is not funded by the proceeds of indebtedness. Subject to the Conditionality Provisions (as defined in the Commitment Letter), the Specified Acquisition Agreement Representations (as defined in the Commitment Letter) and the Specified Representations shall be true and correct in all material respects.

3. The Incremental Arrangers shall have received (a) (i) audited consolidated balance sheets and the related consolidated statements of operations and cash flows of US Foods Holding Corp. as of the end of and for the fiscal year ended December 31, 2016, December 31, 2017 and each fiscal year ended thereafter and at least 105 days prior to the Sixth Amendment Effective Date and (ii) unaudited consolidated balance sheets and the related consolidated statements of operations and cash flows of US Foods Holding Corp. as of the end of and for each fiscal quarter ended after the date of the most recent balance sheet delivered pursuant to clause (a)(i) and at least 60 days prior to the Sixth Amendment Effective Date (other than any fourth fiscal quarter) and (b) solely to the extent received by the Borrower from Services Group of America, Inc., (i) audited combined balance sheets and the related combined statements of income and comprehensive income and cash flows of the Companies (as defined in the Commitment Letter) as of the end of and for the fiscal year ended December 30, 2016, December 29, 2017 and each fiscal year ended thereafter and at least 105 days prior to the Sixth Amendment Effective Date and (ii) unaudited combined balance sheets and the related combined statements of income and cash flows of the Companies (as defined in the Commitment Letter) as of the end of and for each fiscal quarter ended after the date of the most recent balance sheet delivered pursuant to clause (b)(i) and at least 60 days prior to the Sixth Amendment Effective Date (other than any fourth fiscal quarter).

4. The Incremental Arrangers shall have received a pro forma combined balance sheet and related pro forma combined statement of income of US Foods Holding Corp. and its consolidated subsidiaries as of and for the 52 (or 53) week period ending on the last day of the most recently completed four-fiscal quarter period for which historical financial statements of US Foods Holding Corp. are provided pursuant to paragraph 3 above, prepared so as to give effect to the Sixth Amendment Transactions as if the Sixth Amendment Transactions had occurred as of such date (in the case of such balance sheet) or as if the Sixth Amendment Transactions had occurred at the beginning of such period (in the case of such other financial statements), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting.

5. The Initial Lenders (as defined in the Commitment Letter) shall have received at least three business days prior to the Sixth Amendment Effective Date all documentation and other information about the Borrower and the other Loan Parties as has been reasonably requested in writing at least ten business days prior to the Sixth Amendment Effective Date by such Initial Lenders (as defined in the Commitment Letter) that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (each as defined in the Commitment Letter).

6. All fees required to be paid on the Sixth Amendment Effective Date pursuant to the Fee Letter (as defined in the Commitment Letter) and reasonable out-of-pocket expenses required to be paid on the Sixth Amendment Effective Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the Sixth Amendment Effective Date (or such later date as the Borrower may reasonably agree) shall, upon the initial borrowing of Incremental B-2019 Term Loans, have been paid (which amounts may be offset against the proceeds of the Incremental B-2019 Term Loans).

7. If the Sixth Amendment Effective Date does not occur on or prior to the date that is 60 days after August 15, 2019 (the “Allocation Date”), a ticking fee shall, upon the initial borrowing of Incremental B-2019 Term Loans, have been paid to each Incremental B-2019 Term Lender with respect to the Incremental B-2019 Term Commitments of such Lender for each day from the 61st day after the Allocation Date to but excluding the Sixth Amendment Effective Date at a rate per annum equal to (i) for any such day from the 61st day after the Allocation Date through and including the 90th day after the Allocation Date, 1.00%, (ii)  for any such day from the 91st day after the Allocation Date through and including the 120th day after the Allocation Date, 2.00% and (iii) for any such day from or after the 121st day after the Allocation Date, a percentage equal to the Adjusted LIBOR Rate for a one-month Interest Period commencing on the 121st day after the Allocation Date plus 2.00%.

8. The Sixth Amendment Refinancing shall have been consummated, or shall be consummated (or an unconditional notice of redemption with respect thereto shall have been delivered, or shall be delivered) substantially simultaneously with the initial borrowing under the Incremental B-2019 Term Loans.

SCHEDULE 1

Incremental B-2019 Term Loans

Incremental B-2019 Term Lender	Incremental B-2019 Term Loans
JPMorgan Chase Bank, N.A.	$1,500,000,000
TOTAL	$1,500,000,000